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                                                                     EXHIBIT 3.6

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:02 AM 08/31/2000
                                                          001443381 - 3282586

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            BAYTOWN ENERGY CENTER, LP

         This Certificate of Limited Partnership of Baytown Energy Center, LP (hereinafter referred to as the "Partnership") is being filed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1.       The name of the Partnership is Baytown Energy Center, LP

         2. The address of the registered office of the Partnership in Delaware is 9 East Loockerman Street, Dover, 19901, County of Kent and the name of its registered agent at such address is National Registered Agents, Inc.

         3. The names and business, residence or mailing address of each of the general partners are as follows:

NAME                           MAILING ADDRESS
----                           ---------------
Calpine Baytown Energy      c/o Calpine Corporation
    Center GP, LLC          50 West San Fernando Street
                            San Jose, CA 95113

         IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this 31st day of August, 2000.

General Partner:                          Calpine Baytown Energy Center GP, LLC,
                                          a Delaware limited liability company

                                          By: /s/ Paul Hagan
                                              ----------------------------------
                                          Name: Paul Hagan
                                          Title: Authorized Person